THE SECURITIES OF SPIROS DEVELOPMENT CORPORATION II, INC. ("SPIROS CORP. II") ARE SUBJECT TO AN OPTION BY THE HOLDER OF THE SPECIAL COMMMON STOCK OF SPIROS CORP. II AS DESCRIBED IN ARTICLE V OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SPIROS CORP. II TO PURCHASE SUCH SECURITIES AT AN AGREED UPON PRICE EXERCISABLE BY NOTICE AT ANY TIME COMMENCING ON THE CLOSING DATE OF THE UNIT OFFERING AND ENDING ON THE EARLIER OF (i) DECEMBER 31, 2002, (ii) THE 90TH DAY AFTER THE DATE SPIROS CORP. II DELIVERS QUARTERLY FINANCIAL STATEMENTS OF SPIROS CORP. II TO THE HOLDER OF THE SPECIAL COMMON STOCK SHOWING CASH OR CASH EQUIVALENTS OF LESS THAN $5 MILLION AND (iii) THE DATE OF TERMINATION BY SPIROS CORP. II. OF THAT CERTAIN TECHNOLOGY LICENSE AGREEMENT, DEVELOPMENT AGREEMENT OR MANUFACTURING AND MARKETING AGREEMENT DATED ON OR ABOUT _______________, 1997. COPIES OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SPIROS CORP. II ARE AVAILABLE AT THE OFFICES OF SPIROS CORP. II, 7475 LUSK BOULEVARD, SAN DIEGO, CALIFORNIA 92121, AND WILL BE FURNISHED TO ANY STOCKHOLDER OF SPIROS CORP. II ON REQUEST AND WITHOUT COST.


                                   NUMBER OF UNITS
                                     ____________



                                    UNIT NO. ____




                                      UNIT CUSIP
                                     848935 20 1
                                      _________

UNIT NO. __________                                       _______________ UNITS

                       SPIROS DEVELOPMENT CORPORATION II, INC.

                              DURA PHARMACEUTICALS, INC.

                                   UNIT CERTIFICATE

                                  CUSIP 848935 20 1

                               Each Unit Consisting of
           One Share of Callable Common Stock, par value $0.001 per share, of Spiros Development Corporation II, Inc. and
           One Warrant to Purchase One-Fourth of One Share of Common Stock,
              par value $0.001 per share, of Dura Pharmaceuticals, Inc.

    THIS IS TO CERTIFY That __________________ or registered assigns, is the registered holder of the number of Units, offered pursuant to a Registration Statement on Forms S-1/S-3 (the "Registration Statement") set forth above ("Units"), each of which entitles the holder to one share of callable common stock (the "Callable Common Stock" or the "Shares"), par value $0.001 per share, of Spiros Development Corporation II, Inc. ("SDC II") and one warrant (the "Warrants") to purchase one-fourth of one share of common stock ("Dura Common Stock"), par value $0.001 per share, of Dura Pharmaceuticals, Inc. ("Dura"). Each Warrant entitles the holder to purchase one-fourth of one share of Dura Common Stock at an exercise price of $_______ subject to adjustment, at any time after the securities included in the Units become separately transferable through December 31, 2002. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Registration Statement.

    The Callable Common Stock and the Warrants may not be traded separately until December 31, 1999 or such earlier date as the Purchase Option is exercised or expires unexercised. At any time after the securities are separately transferable, this Unit Certificate is exchangeable upon the surrender hereof by the registered holder to the Transfer Agent in exchange for one or more new Stock Certificates, representing in the aggregate the number of Shares comprising the Units represented hereby, and one or more new Warrant Certificates, representing in the aggregate the number of Warrants comprising the Units represented hereby.

    SDC II and Dura, respectively, agree at all times to reserve or hold available a sufficient number of shares of its Callable Common Stock and Warrants to cover the number of securities issuable upon the exchange of this Certificate and the exercise of rights of the underlying securities.

    This Unit Certificate entitles the holder hereof, either at law or in equity, to any rights as a shareholder of SDC II or warrant holder of Dura as shall pertain to the underlying securities.

    This Unit Certificate is exchangeable at any time upon the surrender hereof by the registered holder to the Transfer Agent for one or more new Unit Certificates of like tenor and date representing in the aggregate the right to the number of Units represented hereby.

    SDC II and Dura (the "Companies") may deem and treat the registered holder of this Unit Certificate at any time as the absolute owner hereof and of the securities covered hereby for all purposes and shall not be affected by any notice to the contrary.

    The Warrants covered by this Certificate are subject to the terms of the Warrant Agreement. The Warrant Agreement is available at the executive offices of Dura. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is hereby made thereto for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder.

    This Unit Certificate shall not be valid or obligatory for any purpose unless countersigned by the Transfer Agent.

    IN WITNESS WHEREOF, the Companies have caused this Unit Certificate to be executed by its duly authorized officers.

                             SPIROS DEVELOPMENT CORPORATION II, INC.

                             By:  ___________________________
                                  Name:
                                  Title: President

                             By:  ___________________________
                                  Name:
                                  Title: Secretary



                             DURA PHARMACEUTICALS, INC.

                             By:  ___________________________
                                  Name:
                                  Title: President

                             By:  ___________________________
                                  Name:
                                  Title: Secretary



                             Countersigned and Registered:

                             CHASEMELLON SHAREHOLDER SERVICES L.L.C.
                             Transfer Agent and Registrar

                             By:  ___________________________
                                  Name:
                                  Title:

                            [REVERSE OF UNIT CERTIFICATE]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM            -    as tenants in common

TEN ENT            -    as tenants by the entireties

JT TEN        -    as joint tenants with right of survivorship and not as
                   tenants in common

UNIF GIFT MIN ACT  -    Uniform Gifts to Minors Act


    For Value Received ______________ hereby sell, assign and transfer unto:


________________________________________________________________________________
                        Please insert Social Security or other
                            Identifying Number of Assignee


________________________________________________________________________________
                              Name and Address Should Be
                                Printed or Typewritten

    Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint_______________________
                             Attorney

to transfer the said Units on the books of the within-named Corporation with full power of substitution in the premises.

Dated:  _________________________           _______________________________
                                                      Signature


Signature(s) Guaranteed


By  _______________________________________________________________
    THE SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15